                                                                    Exhibit 21.0


Subsidiaries of The Providence Journal Company.

The following is a list of subsidiaries of The Providence Journal Company as of December 31, 1995:



SUBSIDIARY                                   STATE OF INCORPORATION
- ----------                                   ----------------------
Colony Cable Networks, Inc.                  Rhode Island
Colony/Linkatel Networks, Inc.               California
Colony/PCS, Inc.                             Rhode Island
Fountain Street Corporation                  Rhode Island
Mathewson Street Parking Corporation         Rhode Island
M/I Acquisition Corporation                  Rhode Island
PJ Health Programming, Inc.                  Rhode Island
PJ Programming Inc.                          Rhode Island
Washington Street Garage Corporation         Rhode Island
Providence Journal Broadcasting Corp.        Delaware
Journal Broadcasting of Charlotte, Inc.      North Carolina
Journal Broadcasting of Kentucky, Inc.       Kentucky
Journal Broadcasting of New Mexico, Inc.     New Mexico
Mountain States Broadcasting, Inc.           Arizona
Providence Journal Satellite Services, Inc.  Rhode Island
King Holding Corp.                           Delaware
King Broadcasting Company                    Washington
King News Corporation                        Washington


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